DENNY’S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2014

- 4.7% Increase in System-Wide Same-Store Sales Strongest Quarter of Growth in Past Eight Years -
- 18.3% Growth in 2014 Full Year Adjusted Net Income per Share* -

SPARTANBURG, S.C., February 18, 2015 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its fourth quarter and full year ended December 31, 2014.

Fourth Quarter Summary

•	Domestic system-wide same-store sales growth of 4.7%, comprised of a 5.8% increase at company restaurants and 4.6% increase at domestic franchised restaurants.

•	Opened 22 system restaurants including three international and two non-traditional locations.

•	Adjusted EBITDA* of $24.5 million, or 19.0% of total operating revenue, increased $5.1 million.

•	Approximately $3.6 million of Adjusted EBITDA* was attributable to an additional operating week.

•	Net Income of $9.7 million, or $0.11 per diluted share, increased 127.1%.

•	Adjusted Net Income per Share* of $0.11 increased 33.6%.

Full Year Summary

•	Domestic system-wide same-store sales growth of 2.8%, comprised of a 4.2% increase at company restaurants and 2.5% increase at domestic franchised restaurants.

•	Opened 38 system restaurants including six international and three non-traditional locations.

•	Completed 171 remodels including 44 at company restaurants.

•	Adjusted EBITDA* of $82.5 million, or 17.5% of total operating revenue, increased $5.7 million.

•	Net Income of $32.7 million, or $0.37 per diluted share, increased 33.2%.

•	Adjusted Net Income per Share* of $0.37 increased 18.3%.

•	Generated $48.5 million of Free Cash Flow* after remodel investments at company restaurants.

•	Repurchased 5.3 million shares for $36.0 million with 3.9 million authorized shares remaining.

*
Adjusted Net Income excludes debt refinancing charges, impairment charges and gains on sales of assets and other. Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

John Miller, President and Chief Executive Officer, stated, “Our strong finish in the fourth quarter of 2014, built upon the consistent results we produced throughout the year, is a testament to the benefits of our brand revitalization strategy launched in 2011. In 2014, we generated the highest annual system-wide sales growth in eight years and the highest annual company same-store sales growth since 2004. We were also able to grow sustainable guest traffic, which was primarily due to our ongoing strategy to further enhance our food, service and atmosphere. With less than 20% of our system benefiting from the new Heritage remodel image, our brand revitalization is still in the early stages and gaining momentum."

"Looking ahead, we remain committed to driving long-term shareholder value by consistently growing profitability with our highly franchised business. Through the execution of our brand revitalization strategy, consistent growth in same-store sales and expanding the geographic reach of Denny's, we can continue to produce significant Free Cash Flow* and build upon our history of consistently returning value to shareholders," Mr. Miller concluded.

Fourth Quarter Results

Denny’s total operating revenue grew $14.5 million to $128.7 million resulting from an increase in both company restaurant sales along with franchise and license revenue. Franchise and license revenue of $37.3 million increased $4.1 million primarily due to higher royalty revenue resulting from an additional operating week, an increase in same-store sales and six additional equivalent franchised restaurants. Company restaurant sales grew $10.3 million to $91.4 million primarily due to an additional operating week and the increase in same-store sales.
Denny’s opened 22 system restaurants in the fourth quarter, including three international and two non-traditional locations, and the reopening of the Las Vegas Casino Royale company restaurant. Denny's closed nine franchised restaurants bringing the total number of restaurants to 1,702, comprised of 1,541 franchised restaurants and 161 company restaurants.
Franchise operating margin was $25.2 million, or 67.5% of franchise and license revenue, an increase of $3.6 million, or 2.2 percentage points. This improvement was primarily due to an increase in royalties. Company restaurant operating margin of $14.2 million, or 15.6% of company restaurant sales, increased 1.8 percentage points. The improvement in company margin was primarily driven by the leveraging effect from the growth in same-store sales and the additional operating week, partially offset by higher commodities.

Total general and administrative expenses were $17.3 million compared to $13.9 million in the prior year primarily due to higher incentive and share-based compensation expenses, and an additional operating week. Depreciation and amortization expense of $5.5 million decreased $0.2 million. Net operating gains, losses and other charges, which include restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, improved by $5.1 million in the fourth quarter. The improvement was primarily due to $4.9 million of non-cash impairment charges in the fourth quarter of 2013. Interest expense of $2.3 million decreased $0.2 million primarily due to the expiration of capital leases. In the fourth quarter, the provision for income taxes was $4.6 million, reflecting an effective tax rate of 32.1%. Due to the use of net operating loss and tax credit carryforwards, the Company only paid $0.7 million in cash taxes during the fourth quarter.

Denny's fourth quarter net income of $9.7 million, or $0.11 per diluted share, increased 127.1% compared to prior year quarter net income of $4.3 million, or $0.05 per diluted share. Adjusted net income* of $9.7 million grew 27.4% compared to prior year quarter adjusted net income* of $7.6 million. Adjusted Net Income per Share* of $0.11 increased 33.6% compared with the prior year quarter Adjusted Net Income per Share* of $0.08.

Denny’s generated $17.5 million of Free Cash Flow* in the fourth quarter, after spending $4.2 million on capital expenditures, including six remodels at company restaurants. During the quarter, the Company repurchased 0.5 million shares for $4.0 million. At the end of the fourth quarter, the Company had 3.9 million shares under the current authorized share repurchase program remaining to be purchased. Denny’s ended the fourth quarter with $158.8 million of total debt outstanding, including $85.25 million of borrowings under the revolving line of credit and $54.75 million of term loan debt outstanding.

Business Outlook

Mark Wolfinger, Denny's Executive Vice President, Chief Administrative Officer and Chief Financial Officer, commented, “We are pleased with our ability to grow our earnings and Free Cash Flow* in 2014, as we overcame the planned temporary closure of our highest volume restaurant. Our same-store sales growth and highly franchised business enabled us to grow our Adjusted Net Income per Share* by 18% in 2014, while generating $48.5 million of Free Cash Flow* after remodeling 44 company restaurants."

"Our annual guidance for 2015 anticipates growing same-store sales at company and franchised restaurants in addition to continuing to accelerate remodels in our company restaurants. We are looking forward to growing our Adjusted EBITDA* despite having one less operating week. The use of Free Cash Flow* will continue to be allocated towards supporting reinvestment in company restaurants and returning value to our shareholders," Mr. Wolfinger concluded.

The following full year 2015 estimates are based on management’s expectations at this time. A key consideration impacting the Company's outlook for 2015 is having 52 operating weeks in the year compared to 53 operating weeks in 2014.

•	Company same-store sales growth between 2.5% and 4.0% and domestic franchised same-store sales growth between 1.5% and 3.0%.

•	35 to 45 new franchised restaurant openings with single digit net restaurant growth.

•	Total G&A expenses, including share-based compensation, between $58 million and $61 million.

•	Adjusted EBITDA* between $84 million and $86 million.

•	Cash capital expenditures between $23 million and $25 million, including 45 to 50 Heritage remodels at company restaurants.

•	Depreciation and amortization expense between $20 million and $21 million.

•	Net interest expense between $9.5 million and $10.5 million.

•	Effective income tax rate between 36% and 38%.

•	Free Cash Flow* between $45 million and $47 million.

*	Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the fourth quarter and full year ended December 31, 2014 on its quarterly investor conference call today, Wednesday, February 18, 2015 at 4:30 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 31, 2014, Denny’s had 1,702 franchised, licensed, and company restaurants around the world with combined sales of $2.6 billion including 1,596 restaurants in the United States and 106 restaurants in Canada, Costa Rica, Mexico, Honduras, Guam, Curaçao, Puerto Rico, Dominican Republic, El Salvador, Chile and New Zealand. At the end of 2014, 1,541 of Denny’s restaurants were franchised and 161 restaurants were company operated. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives; advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2013 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz DiTrapano, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	12/31/2014	12/25/2013
Assets
Current assets
Cash and cash equivalents	$3,074	$2,943
Receivables	18,059	17,321
Current deferred tax asset	24,310	23,264
Other current assets	10,628	10,298
Total current assets	56,071	53,826
Property, net	109,777	105,620
Goodwill	31,451	31,451
Intangible assets, net	46,278	47,925
Noncurrent deferred tax asset	19,252	28,290
Other noncurrent assets	27,029	28,665
Total assets	$289,858	$295,777

Liabilities
Current liabilities
Current maturities of long-term debt	$4,125	$3,000
Current maturities of capital lease obligations	3,609	4,150
Accounts payable	13,250	14,237
Other current liabilities	59,432	52,698
Total current liabilities	80,416	74,085
Long-term liabilities
Long-term debt, less current maturities	135,875	150,000
Capital lease obligations, less current maturities	15,204	15,923
Other	56,780	47,338
Total long-term liabilities	207,859	213,261
Total liabilities	288,275	287,346

Shareholders' equity
Common stock	1,058	1,050
Paid-in capital	571,674	567,505
Deficit	(438,221)	(470,946)
Accumulated other comprehensive loss, net of tax	(24,602)	(16,842)
Treasury stock	(108,326)	(72,336)
Total shareholders' equity	1,583	8,431
Total liabilities and shareholders' equity	$289,858	$295,777

Debt Balances
(In thousands)	12/31/2014	12/25/2013
Credit facility term loan and revolver due 2018	$140,000	$153,000
Capital leases	18,813	20,073
Total debt	$158,813	$173,073

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	12/31/2014	12/25/2013
Revenue:
Company restaurant sales	$91,415	$81,092
Franchise and license revenue	37,314	33,165
Total operating revenue	128,729	114,257
Costs of company restaurant sales	77,183	69,897
Costs of franchise and license revenue	12,122	11,523
General and administrative expenses	17,284	13,887
Depreciation and amortization	5,514	5,727
Operating (gains), losses and other charges, net	221	5,292
Total operating costs and expenses, net	112,324	106,326
Operating income	16,405	7,931
Interest expense, net	2,302	2,482
Other nonoperating (income) expense, net	(147)	83
Net income before income taxes	14,250	5,366
Provision for income taxes	4,572	1,104
Net income	$9,678	$4,262

Basic net income per share	$0.11	$0.05
Diluted net income per share	$0.11	$0.05

Basic weighted average shares outstanding	84,765	89,273
Diluted weighted average shares outstanding	87,136	91,343

Comprehensive income	$2,214	$10,027

General and Administrative Expenses	Quarter Ended
(In thousands)	12/31/2014	12/25/2013
Share-based compensation	$2,853	$1,418
Other general and administrative expenses	14,431	12,469
Total general and administrative expenses	$17,284	$13,887

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Fiscal Year Ended
(In thousands, except per share amounts)	12/31/2014	12/25/2013
Revenue:
Company restaurant sales	$334,684	$328,334
Franchise and license revenue	137,611	134,259
Total operating revenue	472,295	462,593
Costs of company restaurant sales	288,808	283,556
Costs of franchise and license revenue	44,761	46,109
General and administrative expenses	58,907	56,835
Depreciation and amortization	21,218	21,501
Operating (gains), losses and other charges, net	1,270	7,071
Total operating costs and expenses, net	414,964	415,072
Operating income	57,331	47,521
Interest expense, net	9,182	10,282
Other nonoperating (income) expense, net	(612)	1,139
Net income before income taxes	48,761	36,100
Provision for income taxes	16,036	11,528
Net income	$32,725	$24,572

Basic net income per share	$0.38	$0.27
Diluted net income per share	$0.37	$0.26

Basic weighted average shares outstanding	86,323	90,829
Diluted weighted average shares outstanding	88,355	92,903

Comprehensive income	$24,965	$32,729

General and Administrative Expenses	Fiscal Year Ended
(In thousands)	12/31/2014	12/25/2013
Share-based compensation	$5,846	$4,852
Other general and administrative expenses	53,061	51,983
Total general and administrative expenses	$58,907	$56,835

DENNY’S CORPORATION
Income, EBITDA, Free Cash Flow, and Net Income Reconciliations
(Unaudited)

Income, EBITDA and Free Cash Flow Reconciliation	Quarter Ended		Fiscal Year Ended
(In thousands)	12/31/2014	12/25/2013	12/31/2014	12/25/2013
Net income	$9,678	$4,262	$32,725	$24,572
Provision for income taxes	4,572	1,104	16,036	11,528
Operating (gains), losses and other charges, net	221	5,292	1,270	7,071
Other nonoperating (income) expense, net	(147)	83	(612)	1,139
Share-based compensation	2,853	1,418	5,846	4,852
Adjusted Income Before Taxes (1)	$17,177	$12,159	$55,265	$49,162

Interest expense, net	2,302	2,482	9,182	10,282
Depreciation and amortization	5,514	5,727	21,218	21,501
Cash payments for restructuring charges and exit costs	(479)	(638)	(2,036)	(2,806)
Cash payments for share-based compensation	—	(343)	(1,083)	(1,243)
Adjusted EBITDA (1)	$24,514	$19,387	$82,546	$76,896

Cash interest expense, net	(2,049)	(2,194)	(8,139)	(9,084)
Cash paid for income taxes, net	(732)	(946)	(3,802)	(2,777)
Cash paid for capital expenditures	(4,196)	(7,357)	(22,076)	(20,798)
Free Cash Flow (1)	$17,537	$8,890	$48,529	$44,237

Net Income Reconciliation	Quarter Ended		Fiscal Year Ended
(In thousands)	12/31/2014	12/25/2013	12/31/2014	12/25/2013
Net income	$9,678	$4,262	$32,725	$24,572
(Gains) losses on sales of assets and other, net	(38)	17	(112)	(66)
Impairment charges	53	4,891	401	5,748
Loss on debt refinancing	—	—	—	1,187
Tax effect (2)	(5)	(1,566)	(95)	(2,191)
Adjusted Net Income (1)	$9,688	$7,604	$32,919	$29,250

Diluted weighted-average shares outstanding	87,136	91,343	88,355	92,903

Adjusted Net Income Per Share (1)	$0.11	$0.08	$0.37	$0.31

(1)
The Company believes that, in addition to other financial measures, Adjusted Income Before Taxes, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share are appropriate indicators to assist in the evaluation of its operating performance on a period-to-period basis. The Company also uses Adjusted Income, Adjusted EBITDA and Free Cash Flow internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate its ability to service debt because the excluded charges do not have an impact on its prospective debt servicing capability and these adjustments are contemplated in its credit facility for the computation of its debt covenant ratios. Free Cash Flow, defined as Adjusted EBITDA less cash portion of interest expense net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources. However, Adjusted Income, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

(2)
Tax adjustments for the three months and year ended December 31, 2014 are calculated using the Company's year-to-date effective tax rate of 32.9%. Tax adjustments for the three months and year ended December 25, 2013 are calculated using the Company's year-to-date effective tax rate of 31.9%.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	12/31/2014		12/25/2013
Company restaurant operations: (1)
Company restaurant sales	$91,415	100.0%	$81,092	100.0%
Costs of company restaurant sales:
Product costs	23,551	25.8%	21,270	26.2%
Payroll and benefits	35,696	39.0%	32,793	40.4%
Occupancy	5,400	5.9%	5,180	6.4%
Other operating costs:
Utilities	3,529	3.9%	3,154	3.9%
Repairs and maintenance	1,543	1.7%	1,520	1.9%
Marketing	3,326	3.6%	2,451	3.0%
Legal settlements	122	0.1%	102	0.1%
Other	4,016	4.4%	3,427	4.2%
Total costs of company restaurant sales	$77,183	84.4%	$69,897	86.2%
Company restaurant operating margin (2)	$14,232	15.6%	$11,195	13.8%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$24,524	65.7%	$21,303	64.2%
Initial fees	1,053	2.8%	502	1.5%
Occupancy revenue	11,737	31.5%	11,360	34.3%
Total franchise and license revenue	$37,314	100.0%	$33,165	100.0%

Costs of franchise and license revenue:
Occupancy costs	$8,361	22.4%	$8,396	25.3%
Other direct costs	3,761	10.1%	3,127	9.4%
Total costs of franchise and license revenue	$12,122	32.5%	$11,523	34.7%
Franchise operating margin (2)	$25,192	67.5%	$21,642	65.3%

Total operating revenue (4)	$128,729	100.0%	$114,257	100.0%
Total costs of operating revenue (4)	89,305	69.4%	81,420	71.3%
Total operating margin (4)(2)	$39,424	30.6%	$32,837	28.7%

Other operating expenses: (4)(2)
General and administrative expenses	$17,284	13.4%	$13,887	12.2%
Depreciation and amortization	5,514	4.3%	5,727	5.0%
Operating gains, losses and other charges, net	221	0.2%	5,292	4.6%
Total other operating expenses	$23,019	17.9%	$24,906	21.8%

Operating income (4)	$16,405	12.7%	$7,931	6.9%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Fiscal Year Ended
(In thousands)	12/31/2014		12/25/2013
Company restaurant operations: (1)
Company restaurant sales	$334,684	100.0%	$328,334	100.0%
Costs of company restaurant sales:
Product costs	86,825	25.9%	85,540	26.1%
Payroll and benefits	133,280	39.8%	131,305	40.0%
Occupancy	20,845	6.2%	21,519	6.6%
Other operating costs:
Utilities	13,915	4.2%	13,051	4.0%
Repairs and maintenance	5,971	1.8%	5,943	1.8%
Marketing	12,329	3.7%	11,696	3.6%
Legal settlements	830	0.2%	773	0.2%
Other	14,813	4.4%	13,729	4.2%
Total costs of company restaurant sales	$288,808	86.3%	$283,556	86.4%
Company restaurant operating margin (2)	$45,876	13.7%	$44,778	13.6%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$90,835	66.0%	$85,508	63.7%
Initial fees	1,893	1.4%	1,666	1.2%
Occupancy revenue	44,883	32.6%	47,085	35.1%
Total franchise and license revenue	$137,611	100.0%	$134,259	100.0%

Costs of franchise and license revenue:
Occupancy costs	$33,134	24.1%	$34,631	25.8%
Other direct costs	11,627	8.4%	11,478	8.5%
Total costs of franchise and license revenue	$44,761	32.5%	$46,109	34.3%
Franchise operating margin (2)	$92,850	67.5%	$88,150	65.7%

Total operating revenue (4)	$472,295	100.0%	$462,593	100.0%
Total costs of operating revenue (4)	333,569	70.6%	329,665	71.3%
Total operating margin (4)(2)	$138,726	29.4%	$132,928	28.7%

Other operating expenses: (4)(2)
General and administrative expenses	$58,907	12.5%	$56,835	12.3%
Depreciation and amortization	21,218	4.5%	21,501	4.6%
Operating gains, losses and other charges, net	1,270	0.3%	7,071	1.5%
Total other operating expenses	$81,395	17.2%	$85,407	18.5%

Operating income (4)	$57,331	12.1%	$47,521	10.3%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended		Fiscal Year Ended
(increase vs. prior year)	12/31/2014	12/25/2013	12/31/2014	12/25/2013
Company Restaurants	5.8%	1.5%	4.2%	0.0%
Domestic Franchised Restaurants	4.6%	0.8%	2.5%	0.6%
Domestic System-wide Restaurants	4.7%	0.9%	2.8%	0.5%
System-wide Restaurants	4.4%	0.7%	2.5%	0.4%

Average Unit Sales	Quarter Ended		Fiscal Year Ended
(In thousands)	12/31/2014	12/25/2013	12/31/2014	12/25/2013
Company Restaurants	$572	$503	$2,100	$2,012
Franchised Restaurants	$409	$354	$1,506	$1,427

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units 9/24/14	160	1,529	1,689
Units Opened	1	21	22
Units Closed	—	(9)	(9)
Net Change	1	12	13
Ending Units 12/31/14	161	1,541	1,702

Equivalent Units
Fourth Quarter 2014	160	1,533	1,693
Fourth Quarter 2013	161	1,527	1,688
	(1)	6	5

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units 12/25/13	163	1,537	1,700
Units Opened	1	37	38
Units Closed	(3)	(33)	(36)
Net Change	(2)	4	2
Ending Units 12/31/14	161	1,541	1,702

Equivalent Units
Year-to-Date 2014	159	1,534	1,693
Year-to-Date 2013	163	1,525	1,688
	(4)	9	5